UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013 (December 19, 2013)

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 19, 2013, Intrexon Corporation., a Virginia corporation (“Intrexon”), XON Cells, Inc., a Nevada corporation (“Merger Sub” and, together with Intrexon, the “Intrexon Parties”), and Medistem Inc., a Nevada corporation (“Medistem”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Medistem will become a wholly owned subsidiary of Intrexon (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement.

Upon the effectiveness of the Merger (the “Effective Time”), each former share of common stock of Medistem issued and outstanding immediately prior to the Effective Time will be converted into the right to receive (i) $0.27 in cash and (ii) $1.08 worth of Intrexon common stock, based on the 20-day volume-weighted average price of Intrexon’s common stock immediately prior to the Effective Time (the “Parent Stock Value”), together with cash in lieu of fractional units, subject to possible adjustment pursuant to the Merger Agreement in the event of any share distribution or other distribution payable in shares of Intrexon common stock or shares of Medistem common stock and in the event of any share split, exchange of shares or similar event. In no event will the aggregate merger consideration exceed $26.0 million. As of December 17, 2013, Medistem had issued and outstanding an aggregate of 14,434,288 shares of common stock.

In connection with the Merger, as of the Effective Time, each issued and outstanding Medistem stock option and Medistem warrant will be canceled in exchange for the right to receive, in a combination of cash and shares of Intrexon common stock as described below, (i) $1.35 minus the exercise price of such stock option or warrant divided by (ii) $1.35, which will be paid in a combination of cash and shares of Intrexon common stock at the same ratio as the consideration for Medistem common stock. If the exercise price per share of any such stock option or warrant is equal to or greater than $1.35, such Medistem stock option will be canceled without any payment or other consideration being made in respect thereof.

In connection with the Merger, as of the Effective Time, each outstanding promissory note convertible into Medistem common stock will be canceled in exchange for the right to receive in a combination of cash and shares of Intrexon common stock at the same ratio as the consideration for Medistem common stock. If the conversion price per share of any such promissory note is equal to or greater than $1.35, the outstanding principal balance of such promissory note, together with all accrued but unpaid interest thereon, will instead be paid in full.

Notwithstanding the foregoing, the aggregate number of shares of Intrexon common stock issued or issuable in the Merger may not exceed 19.9% of the number of shares of Intrexon common stock outstanding immediately prior to the Effective Time.

The respective boards of directors of Medistem, Intrexon, and the sole director and sole stockholder of Merger Sub, have each approved the Merger Agreement, and the board of directors of Medistem has approved and agreed to recommend that Medistem’s stockholders adopt the Merger Agreement.

The Merger Agreement contains various representations, warranties and covenants of the Intrexon Parties and Medistem, including, among others, covenants not to engage in certain kinds of transactions during the period between the execution of the Merger Agreement and the completion of the Merger.

Under the Merger Agreement, Medistem is permitted to solicit alternative acquisition proposals from third parties during the 21-day period ending at 11:59 p.m. California time on January 9, 2014. Starting at 12:00 a.m. California time on January 10, 2014 (the “No Shop Period Start Date”), Medistem will become subject to customary “no shop” provisions that limit its ability to solicit alternative acquisition proposals from third parties or to provide confidential information to third parties, subject to a “fiduciary out” provision that allows Medistem to provide information and participate in discussions with respect to certain unsolicited written proposals and to terminate the Merger Agreement and enter into an acquisition agreement with respect to a superior proposal in compliance with the terms of the Merger Agreement. Notwithstanding the foregoing, Medistem is permitted to continue to engage in solicitation activities and negotiations with respect to a bona fide acquisition proposal submitted by a person prior to the conclusion of the “go shop” period that its board of directors determined in good faith to constitute, or to be reasonably likely to lead to, a superior proposal.

Completion of the Merger is subject to various conditions, including, among others: (i) approval of the holders of a majority of Medistem’s shares of outstanding common stock, (ii) the absence of any judgment, injunction, order or decree prohibiting or enjoining the completion of the Merger, (iii) effectiveness of the Form S-4 registration statement relating to the Intrexon common stock to be issued in the Merger (the “Registration Statement”), and (iv) listing of such Intrexon common stock on the New York Stock Exchange.

In addition, the obligation of the parties to complete the Merger is subject to certain other conditions, including (i) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (ii) compliance of each party with its covenants in all material respects, (iii) and Intrexon having completed, to its satisfaction in its sole discretion, its business, financial and legal due diligence investigation of Medistem; provided that this last closing condition is no longer applicable and/or exercisable by Intrexon on and after January 16, 2014.

The Merger Agreement contains certain termination rights for both the Intrexon Parties and Medistem. Either may terminate the Merger Agreement if the Merger is not completed on or before March 12, 2014; provided that in the event the Securities and Exchange Commission (the “SEC”) elects to review the Registration Statement such date will automatically be extended until the earlier of May 31, 2014 or 45 days after the date that Intrexon files its annual report on Form 10-K that includes its audited financial statements for the year ended December 31, 2013. Moreover, either party may terminate the Merger Agreement if the requisite approvals of Medistem’s stockholders is not obtained.

The Merger Agreement also provides that, upon termination of the Merger Agreement under certain circumstances, Medistem will be required to pay to Intrexon or its designee, a termination payment of $1,000,000, or $750,000 if terminated by Medistem (i) prior to the No Shop Period Start Date or (ii) on or after the No-Shop Period Start Date in order to enter into an alternative acquisition agreement with certain excluded parties. If the Merger Agreement is terminated for certain other reasons, Intrexon will be required to pay a termination fee of $150,000 to Medistem.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about Intrexon, Medistem or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Intrexon, Medistem or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

In connection with the entry into the Merger Agreement, Medistem executed promissory notes in exchange for unsecured loans for an aggregate principal amount of $700,000 from Intrexon at a five percent rate of interest. In addition, the Supporting Stockholders (as defined below) entered into a lock-up agreement with Intrexon pursuant to which the Supporting Stockholders agreed, among other things, not to sell shares of Intrexon common stock for the 90-day period beginning at the Effective Time.

In connection with the entry into the Merger Agreement, Intrexon agreed to advance expenses in the form of a loan or loans to Medistem directors and officers for claims in excess of existing Medistem insurance coverage, up to an aggregate of $2.0 million of loans.

Voting Agreement

In connection with entering into the Merger Agreement, Intrexon and each of the directors and executive officers of Medistem, in their individual capacities (collectively, the “Supporting Stockholders”), entered into voting agreements (the “Voting Agreements”) pursuant to which the Supporting Stockholders agreed to, among other things, vote their shares of Medistem common stock (i) in favor of adoption and approval of the Merger Agreement and (ii) against any Acquisition Proposal (as defined in the Merger Agreement). In addition, the Supporting Stockholders agreed not to directly or indirectly transfer their respective shares of Medistem common stock during the term of the Voting Agreement. Collectively, the shares held by the Supporting Stockholders represent a more than two-thirds majority of Medistem’s total shares outstanding.

The foregoing description of the Voting Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the form of Voting Agreement which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 7.01Regulation FD Disclosure

On December 20, 2013, Intrexon and Medistem issued a joint press release announcing the execution of the Merger Agreement. The joint press release is furnished as Exhibit 99.2.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit furnished hereunder will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as will be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Some of the matters discussed in this Current Report on Form 8-K (including Exhibit 99.1) may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on Intrexon’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to Intrexon or are within its control. The following factors, among others, could cause actual results to vary from the forward-looking statements: the ability of the parties to satisfy the conditions precedent and consummate the proposed Merger, the timing of consummation of the proposed Merger, the ability of the parties to secure any required stockholder or regulatory approvals in a timely manner or on the terms desired or anticipated, the ability to achieve anticipated benefits, risks related to disruption of management’s attention due to the pending Merger, operating results and businesses generally, the outcome of any legal proceedings related to the proposed Merger and the general risks associated with the respective businesses of Intrexon and Medistem, including the general volatility of the capital markets, terms and deployment of capital, volatility of the Intrexon or Medistem share prices, changes in the biotechnology industry, interest rates or the general economy, underperformance of Intrexon’s and Medistem’s assets and investments and decreased ability to raise funds and the degree and nature of Intrexon’s and Medistem’s competition. Intrexon does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. Additional information about factors affecting Intrexon is available in Intrexon’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, and other filings with the SEC, which are available at www.sec.gov.

Additional Information for Medistem Common Stockholders

In connection with the proposed transaction, Intrexon will file with the SEC a Registration Statement on Form S-4 that includes the preliminary proxy statement of Medistem and that will also constitute a prospectus of Intrexon. The information in the preliminary proxy statement/prospectus is not complete and may be changed. Intrexon may not sell the common stock referenced in the preliminary proxy statement/prospectus until the Registration Statement on Form S-4 filed with the SEC becomes effective. The preliminary proxy statement/prospectus and this press release are not offers to sell Intrexon securities and are not soliciting an offer to buy Intrexon securities in any state where the offer and sale is not permitted.

The definitive proxy statement/prospectus will be mailed to stockholders of Medistem. Intrexon and Medistem urge investors and security holders to read the definitive proxy statement/prospectus and other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the Registration Statement on Form S-4 and definitive proxy statement/prospectus (when available) and other documents filed with the SEC by Intrexon through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement on Form S-4 and definitive proxy statement/prospectus (when available) and other documents filed with the SEC can also be obtained on Intrexon’s website at www.dna.com.

Medistem and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Medistem in connection with the merger. Information about the directors and executive officers of Medistem is set forth in Medistem’s Form 10 initially filed with the SEC on July 9, 2013 and as amended. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

This document will not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2013

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated December 19, 2013, by and among Intrexon Corporation, XON Cells, Inc. and Medistem Inc.

99.1	Voting Agreement, dated as of December 19, 2013, by and among Intrexon Corporation, Medistem Inc., and certain holders of Medistem common stock.

99.2	Press release dated December 20, 2013.